UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-34129
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-60951
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-38248
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-38256
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-72432
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-109600
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-127188
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-136447
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-152724
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-160910
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168420
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-184539

UNDER
THE SECURITIES ACT OF 1933

VIROPHARMA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	23-2789550

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

730 Stockton Drive, Exton, PA 19341
(Address of Principal Executive Offices)

Amended and Restated ViroPharma Incorporated 1995 Stock Option and Restricted Share Plan
Amended and Restated ViroPharma Incorporated 2000 Employee Stock Purchase Plan
ViroPharma Incorporated 2001 Equity Incentive Plan
ViroPharma Incorporated Amended and Restated 2005 Equity Incentive Plan
(Full title of the plan)

Ellen Rosenberg
Secretary
725 Chesterbrook Blvd.
Wayne, Pennsylvania 19087
(484) 595-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

George R. Bason, Jr.
William J. Chudd
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Telephone: (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒		Accelerated filer	

Non-accelerated filer		(Do not check if a smaller reporting company)	Smaller reporting company	

TERMINATION OF REGISTRATION

ViroPharma Incorporated (the “Company”) is filing this Post-Effective Amendment to its Registration Statements on Form S-8 (in each case, as amended by any post-effective amendments thereto) to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $0.002 per share (the “Common Stock”), issuable by the Company pursuant to the Amended and Restated ViroPharma Incorporated 1995 Stock Option and Restricted Share Plan, Amended and Restated ViroPharma Incorporated 2000 Employee Stock Purchase Plan, ViroPharma Incorporated 2001 Equity Incentive Plan, and ViroPharma Incorporated Amended and Restated 2005 Equity Incentive Plan previously registered by the Company pursuant to the following registration statements (collectively, the “Registration Statements”):

•	Registration Statement on Form S-8 (File No. 333-34129), registering 1,178,070 shares of Common Stock, filed with the Securities and Exchange Commission on August 22, 1997;

•	Registration Statement on Form S-8 (File No. 333-60951), registering 800,000 shares of Common Stock, filed with the Securities and Exchange Commission on August 7, 1998;

•	Registration Statement on Form S-8 (File No. 333-38248), registering 300,000 shares of Common Stock, filed with the Securities and Exchange Commission on May 31, 2000;

•	Registration Statement on Form S-8 (File No. 333-38256), registering 750,000 shares of Common Stock, filed with the Securities and Exchange Commission on June 1, 2000;

•	Registration Statement on Form S-8 (File No. 333-72432), registering 1,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on October 29, 2001;

•	Registration Statement on Form S-8 (File No. 333-109600), registering 1,550,000 shares of Common Stock, filed with the Securities and Exchange Commission on October 9, 2003;

•	Registration Statement on Form S-8 (File No. 333-127188), registering 850,000 shares of Common Stock, filed with the Securities and Exchange Commission on August 4, 2005;

•	Registration Statement on Form S-8 (File No. 333-136447), registering 2,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on August 9, 2006;

•	Registration Statement on Form S-8 (File No. 333-152724), registering 5,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on August 1, 2008;

•	Registration Statement on Form S-8 (File No. 333-160910), registering 300,000 shares of Common Stock, filed with the Securities and Exchange Commission on July 30, 2009;

•	Registration Statement on Form S-8 (File No. 333-168420), registering 5,000,000 shares of Common Stock, filed with the Securities and Exchange Commission on July 30, 2010; and

•	Registration Statement on Form S-8 (File No. 333-184539), registering 2,500,000 shares of Common Stock, filed with the Securities and Exchange Commission on October 22, 2012.

On January 24, 2014, pursuant to an Agreement and Plan of Merger, by and among the Company, Shire Pharmaceutical Holdings Ireland Limited, a company incorporated in Ireland (“SPHIL”), Venus Newco, Inc., a Delaware corporation and wholly owned subsidiary of SPHIL (“Merger Sub”), and, solely for limited purposes set forth therein, Shire plc, a company incorporated in Jersey, Channel Islands, Merger Sub merged with and into the Company (the “Merger”) with the Company surviving as a wholly owned subsidiary of SPHIL.

As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements.  Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Exton, Pennsylvania, on January 24, 2014.

VIROPHARMA INCORPORATED

By:	/s/ Ellen Rosenberg
Name: Ellen Rosenberg
Title: Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.